UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 23, 2009

PHARMATHENE, INC.

(Exact name of Company as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Park Place, Suite 450,

Annapolis, Maryland

(Address of principal executive offices)

(410) 269-2600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

As of March 23, 2009, PharmAthene, Inc. (the “Company”) entered into engagement letters (the “Engagement Letters”) with Rodman & Renshaw, LLC (“Rodman”), as lead placement agent, and Caris & Company (“Caris”), as co-placement agent (collectively, the “Placement Agents”), relating to the Company’s registered offer and sale of shares of its common stock and warrants to purchase its common stock.  Copies of the Engagement Letters are attached as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

The Company also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the investors signatory thereto.  The Securities Purchase Agreement relates to the issuance and sale in a public offering by the Company of an aggregate of 2,116,055 shares of its common stock, at a price of $2.60 per share (each a “Share,” and, collectively, the “Shares”) and warrants (the “Warrants”) to purchase up to an additional  705,354 shares of common stock.   The Company received gross proceeds of approximately $5.5 million before placement agent fees and other expenses.  The Securities Purchase Agreement contains representations, warranties, and covenants of the Company and the investors that are customary for transactions of this type. The Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Warrants are exercisable beginning 6 months after their initial issuance at an exercise price of $3.00 per share until September 27, 2014. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions.  A copy of the form of Warrant is attached hereto and incorporated herein by reference as Exhibit 10.2.

Pursuant to the Engagement Letters, the Placement Agents are receiving an aggregate fee of 6.5% of the aggregate proceeds raised through investors introduced to the Company by such Placement Agents.  The aggregate amount of placement fees to the Placement Agents is estimated to be $357,613.  In addition to the fees paid to the Placement Agents and other offering expenses, the Company is paying WBB Securities, LLC a fee of approximately $47,500 as compensation for financial advisory services provided to the Company in connection with the offering.

The description of the offering provided herein is qualified in its entirety by reference to the Engagement Letters and the Securities Purchase Agreement.  The Company has filed with the Securities and Exchange Commission (the “Commission”) the Engagement Letters and the Securities Purchase Agreement in order to provide investors and the Company’s stockholders with information regarding their respective terms and in accordance with applicable rules and regulations of the Commission.  Each agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties.  The provisions of the Engagement Letters and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The Shares are being issued pursuant to a prospectus supplement dated March 24, 2009, filed with the Commission pursuant to Rule 424(b) under the Securities Act, as part of a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-156997), including a related prospectus, which was declared effective by the Securities and Exchange Commission on February 12, 2009.

A copy of the opinion of Sonnenschein Nath & Rosenthal LLP relating to the legality of the issuance and sale of the Shares in the offering is attached hereto as Exhibit 5.1.

On March 24, 2009, the Company issued a press release announcing the execution of the Engagement Letter, entry into the Securities Purchase Agreement and the general terms of the Shares to be offered.  The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

1.1	Engagement Letter dated March 23, 2009 by and among the Company and Rodman & Renshaw, LLC

1.2	Engagement Letter dated March 23, 2009 by and among the Company and Caris & Company

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP

10.1	Form of Securities Purchase Agreement dated as of March 23, 2009 between the Company and the Purchasers

10.2	Form of Warrant

23.1	Consent of Sonnenschein Nath & Rosenthal LLP (contained in Exhibit 5.1)

99.1	Press Release dated March 23, 2009

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PharmAthene, Inc.

	By:	/s/ Christopher C. Camut
March 27, 2009		Christopher C. Camut
Chief Financial Officer

Exhibit Index

1.1	Engagement Letter dated March 23, 2009 by and among the Company and Rodman & Renshaw, LLC

1.2	Engagement Letter dated March 23, 2009 by and among the Company and Caris & Company

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP

10.1	Form of Securities Purchase Agreement dated as of March 23, 2009 between the Company and the Purchasers

10.2	Form of Warrant

23.1	Consent of Sonnenschein Nath & Rosenthal LLP (contained in Exhibit 5.1)

99.1	Press Release dated March 23, 2009